Exhibit 99.1

QualTek Successfully Emerges from Chapter 11

Emerges with Significantly Stronger Balance Sheet

Company to Continue Focus on Growth in Wireless, Wireline/Fiber, 5G, Renewables, and Recovery Sectors

July 14, 2023 06:46 PM Eastern Daylight Time

BLUE BELL, Pa.—(BUSINESS WIRE) – QualTek Services Inc. (the “Company” or “QualTek”), a leading infrastructure services provider, today announced that it has successfully emerged from Chapter 11 in the United States Bankruptcy Court for the Southern District of Texas following the confirmation of its Plan of Reorganization (“Plan”) on June 30, 2023.

“We are very pleased by our swift and successful emergence, which represents the confidence of our stakeholders in our long-term strategy and the future of our Company,” said Scott Hisey, Chief Executive Officer, QualTek. “We are entering into our next chapter with strong financial footing and the resources necessary to focus on our core mission of providing quality, world-class infrastructure services to our client partners across the telecommunications and utilities industries. I am grateful to our employees, including our many veterans, customers, and partners for their support during this process and look forward to QualTek’s bright future.”

The Plan was supported by all major credit stakeholders, including 100% of voting Secured Debt Holders and 100% of voting Convertible Noteholders. Through its financial restructuring, the Company reduced its debt by approximately $307 million, entered into a $101 million exit ABL facility, and received $25 million of new money exit term loans.

Following emergence, QualTek will operate as a privately-held company under the ownership of its prepetition lenders and management. Equity shares of the pre-emergence Company have been canceled and are no longer publicly trading. The Company will be led by the existing management team alongside a newly formed Board of Directors.

New Board of Directors

The Company today also announced a newly constituted five-member Board of Directors. Chief Executive Officer Scott Hisey will be joined by Todd Clegg, Daniel Lafond, and Emanuel Pearlman, who each bring valuable experience and expertise to the Company and will contribute significantly to QualTek’s strategic direction and future success. The fifth board member is to be named at a later date.

Mr. Hisey is a founder and the CEO of QualTek. He has over 35 years of telecom experience. Mr. Hisey served in the US Navy and is an Honorably Discharged Disabled Vet. He is active on various boards and charities supporting Veteran and family initiatives.

Mr. Clegg is a former Managing Director and the former Head of Financial Services at Onex Corporation, where he worked from 2005 to 2022. Since 2018, Mr. Clegg led or co-led four platform investments of over $5.2 billion at Onex. Mr. Clegg is a current or former board member of Wealth Enhancement Group, OneDigital, Sedgwick, Ryan Specialty Group, Convex Group, York Risk Services, Carestream Health, USI, Goddard Center, and Stanley Isaacs Center. Prior to Onex, Mr. Clegg worked as an investment banking analyst at JP Morgan Chase in the Syndicated & Leveraged Finance Group. Mr. Clegg received a Bachelor’s degree of Science in Economics from the University of Pennsylvania’s Wharton School of Business and graduated magna cum laude from Wharton’s Honors Program.

Mr. Lafond has served as a member of the Board of Directors of QualTek Services Inc. since March 2022. Mr. Lafond has over two decades of experience in the telecommunications and technology industries, having served in various senior leadership roles at AT&T Inc., Comcast Corporation, and QuadGen Wireless Solutions Inc. Most recently, Mr. Lafond was a Senior Vice President of National Sales at Comcast Corporation. In this role, Mr. Lafond led the transformation strategy for XFINITY sales channels and operations, and helped drive customer growth by investing in sales channels to better serve the customer, and by creating a more centralized sales operations function to help support the employees serving Xfinity’s customers. Mr. Lafond received a Bachelor’s degree of Arts in Accounting from LaSalle University.

Mr. Pearlman has been a member of the Board of Directors of QualTek Services Inc. since March 2023. Mr. Pearlman has over 30 years of leadership experience in industries including gaming, hospitality, leisure, retail, wholesaling, and distribution. Mr. Pearlman is the founder and CEO of Liberation Investment Group, an investment and financial consulting firm. Currently, Mr. Pearlman serves on the boards of MidCap Financial Investment Corp, Diebold Nixdorf, LSC Communications, and Network-1 Security Solutions. Earlier in his career, Mr. Pearlman served on the boards of Flexia Payments, Atlas Crest Investment Corp. II, Redbox Entertainment, Associated Materials, Empire Resorts, CEVA Logistics, and others. Mr. Pearlman received a Bachelor’s degree of Arts in Economics from Duke University and a Master’s degree in Business Administration from the Harvard Graduate School of Business.

Advisors

Kirkland & Ellis LLP and Jackson Walker LLP served as legal counsel, Jefferies served as investment banker, and Alvarez & Marsal served as financial advisor to the Company. C Street Advisory Group served as the strategy and communications advisor to the Company. The Plan was supported by an ad hoc group of term lenders represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel, Houlihan Lokey Capital, Inc., as investment banker, and Accordion Partners, LLC, as financial advisor. The Plan was also supported by Fortress Investment Group LLC, the largest holder of convertible notes, represented by Davis Polk & Wardwell LLP, as counsel, and Solomon Partners, L.P., as financial advisor.

About QualTek

Founded in 2012, QualTek is a leading technology-driven provider of infrastructure services to the 5G wireless, telecom, power grid modernization and renewable energy sectors across North America. QualTek has a national footprint with more than 65 operation centers across the U.S. and a workforce of over 5,000 people. QualTek has established a nationwide operating network to enable quick responses to customer demands as well as proprietary technology infrastructure for advanced reporting and invoicing. The Company reports within two operating segments: Telecommunications, and Renewables and Recovery and has already become a leader in providing disaster recovery logistics and services for electric utilities. For more information, please visit https://www.qualtekservices.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements regarding QualTek’s current expectations, management's outlook guidance or forecasts of future events, projected cash flow and liquidity, its ability to enhance cash flow and financial flexibility, and the assumptions on which such statements are based. The forward-looking statements are based on the current expectations of the management of QualTek and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC. QualTek undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contacts

Media & Investor Relations

C Street Advisory Group

QualTek@thecstreet.com